LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement ("this Agreement") is made as of May 5, 1995 between Pegasystems Inc., a Massachusetts corporation (the "Borrower") and Fleet Bank of Massachusetts, N.A. (the "Bank"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

         1. Reference is made to (i) that certain letter agreement dated December 16, 1993 between the Borrower and the Bank, as amended (as so amended, the "Letter Agreement"), (ii) that certain $2,500,000 face amount promissory note dated December 16, 1993 (the "1993 Revolving Note") made by the Borrower and payable to the order of the Bank, (iii) three promissory notes in aggregate original principal amount of $1,090,000 (collectively, the "Facility One Term Notes") made by the Borrower, payable to the order of the Bank and dated as follows: $90,000 note dated December 16, 1993, $620,000 note dated December 16, 1993 and $380,000 note dated November 17, 1994, (iv) that certain Security Agreement dated December 16, 1993 (the "Security Agreement") given by the Borrower to the Bank, (v) certain promissory notes of the Borrower (the "Facility Two Term Notes") which may now or hereafter be issued by the Borrower to the Bank in an aggregate principal amount of up to $2,000,000 and (vi) that certain $2,500,000 face amount promissory note of even date herewith (the "1995 Revolving Note"). The Letter Agreement, the 1995 Revolving Note, the Facility One Term Notes, the Security Agreement and the Facility Two Term Notes (when executed and delivered) are hereinafter collectively referred to as the "Financing Documents".

         2. The Letter Agreement is hereby amended, effective as of the date hereof:

                  a. By deleting in its entirety Section 1.1 of the Letter Agreement and by substituting in its stead the following:

                  "1.1 Reference to Documents. Reference is made to (i) that certain $2,500,000 face principal amount promissory note (the 'Revolving Note') dated May 5, 1995 made by the Borrower and payable to the order of the Bank, (ii) certain term notes (collectively, the 'Facility One Term Notes') made by the Borrower, payable to the order of the Bank and dated as follows: $90,000 note dated December 16, 1993, $620,000 note dated December 16, 1993 and $380,000 note dated November 17, 1994, (iii) additional term notes (the 'Facility Two Term Notes') in an aggregate principal amount of up to $2,000,000 which may now or hereafter be made by the Borrower and payable to the order of the Bank pursuant to ss.1.6 below, and (iv) that certain Security Agreement dated December 16, 1993, as amended (as so amended, the 'Security Agreement') from the Borrower to the Bank."

                  b. By deleting from the caption of Section 1.4 of the Letter Agreement the words "Term Loans; Term Notes" and by substituting in their stead the following:

                  "Facility One Term Loans; Facility One Term
                  Notes"

                  c. By deleting from the first sentence of Section 1.4 of the Letter Agreement the parenthetical expression "(the 'Term Loans')" and by substituting in its stead the following:

                  "(the 'Facility One Term Loans')"

                  d. By acknowledging and agreeing that the amount of "$1,000,000" contained in each of the first and second sentences of Section 1.4 of the Letter Agreement has been replaced by the amount "$1,090,000".

                  e. By acknowledging and agreeing that the date "June 30, 1994" contained in the second sentence of Section 1.4 of the Letter Agreement has been replaced by the date "December 31, 1994".

                  f. By deleting from the caption of Section 1.5 of the Letter Agreement the words "Term Loans" and by substituting in their stead the following:

                  "Facility One Term Loans"

                  g. By deleting from the second sentence of Section 1.5 of the Letter Agreement the words "the outstanding principal balance of such Term Loan" and by substituting in their stead the following:

                  "the original principal amount of the
                  relevant Facility One Term Loan"

                  h. By providing generally that all references in Section 1.4 and Section 1.5 of the Letter Agreement to any "Term Loan" or to the "Term Loans" will be deemed to refer to any Facility One Term Loan or to the Facility One Term Loans, respectively.

                  i. By providing generally that all references in Section 1.4 and Section 1.5 of the Letter Agreement to any "Term Note" or to the "Term Notes" will be deemed to refer to any

Facility One Term Note or to the Facility One Term Notes, respectively.

                  j. By renumbering Section 1.6 of the Letter Agreement so that same will be known as "Section 1.8".

                  k. By renumbering Section 1.7 of the Letter Agreement so that same will be known as "Section 1.9".

                  l. By renumbering Section 1.8 of the Letter Agreement so that same will be known as "Section 1.10".

                  m. By inserting into the Letter Agreement, immediately after
Section 1.5 thereof, the following:

                  "1.6. Facility Two Term Loans; Facility Two Term Notes. In addition to the foregoing, the Bank is hereby establishing a facility for one or more additional term loans (the "Facility Two Term Loans") to the Borrower in an aggregate original principal amount up to $2,000,000. Subject to the conditions contained in this letter agreement, a Facility Two Term Loan shall be made, no more than once per calendar quarter (except that a Facility Two term Loan may be made more frequently in order to finance not less than $100,000 in Qualifying Equipment acquired by the Borrower within the 90 days preceding the request for such Facility Two Term Loan), in such amount as may be requested by the Borrower; subject, however, to the following limitations: (i) no Facility Two Term Loan will be made after June 1, 1996; (ii) the aggregate original principal amounts of all Facility Two Term Loans will not exceed $2,000,000; and (iii) no Facility Two Term Loan will be in an amount more than 100% of the total of (x) the invoiced actual costs of the tangible property constituting the items of Qualifying Equipment with respect to which such Facility Two Term Loan is made (excluding taxes, installation charges, software, shipping and other 'soft' costs) plus (y) the actual costs of software then purchased or licensed by the Borrower relating to such items of Qualifying Equipment, provided that such software costs will not exceed 35% of the total amount of any such Facility Two Term Loan. Prior to the making of each Facility Two Term Loan, and as a precondition thereto, the Borrower will provide the Bank with: (i) invoices supporting the costs of the relevant Qualifying Equipment and software; (ii) such evidence as the Bank may require showing that the Qualifying Equipment has been installed at the Premises, has become fully operational, has been paid for by the Borrower and is owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement); (iii) evidence satisfactory to the Bank that the Qualifying Equipment is fully insured against casualty loss, with insurance naming the Bank as secured party and first loss payee; (iv) all such Uniform Commercial Code financing statements and other documentation as may be necessary or desirable in order to perfect and/or confirm the Bank's security interests in the Qualifying Equipment; and (v) a duly executed Facility Two Term Note in the amount of the relevant Facility Two Term Loan. Each Facility Two Term Loan will be evidenced by a Facility Two Term Note substantially in the form of item 1.6 of the attached Disclosure Schedule. Interest on each Facility Two Term Loan shall be payable at the times and at the rate provided for in the Facility Two Term Note evidencing same. Overdue principal of any Facility Two Term Loan and, to the extent permitted by law, overdue interest on any Facility Two Term Loan shall bear interest at a fluctuating rate per annum which at all times shall equal to the sum of (i) two (2%) percent per annum plus (ii) the per annum rate otherwise payable under the related Facility Two Term Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law), compounded monthly and payable on demand. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the relevant Facility Two Term Note or on the books of the Bank, at or following the time of making each Facility Two Term Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of such Facility Two Term Loan. The amount so noted shall constitute prima facie evidence as to the amount owed by the Borrower with respect to principal of such Facility Two Term Loan. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under such Facility Two Term Note.

                  1.7. Principal Repayment of Facility Two Term Loans. The Borrower shall repay principal of each Facility Two Term Loan in 36 equal consecutive monthly installments, commencing on the first day of the month next following the month in which such Facility Two Term Loan is made and continuing on the first day of each month thereafter. Each such monthly installment of principal payable with respect to a Facility Two Term Loan shall be in an amount equal to 1/36th of the original principal amount of such Facility Two Term Loan. In any event the then outstanding principal balance of each Facility Two Term Loan and all interest then accrued but unpaid thereon will be due and payable in full on the first day of the 36th month next following the month in which such Facility Two Term Loan is made. The Borrower may prepay, at any time or from time to time, without premium or penalty, the whole or any portion of any Facility Two Term Loan; provided that each such principal prepayment shall be accompanied by payment of all interest under the related Facility Two Term Note accrued but unpaid to the date of payment. Any partial prepayment of principal of a Facility Two Term Loan will be applied to installments of principal of such Facility Two Term Loan thereafter coming due in inverse order or normal maturity. Amounts paid or repaid with respect to Term Loans will not be available for reborrowing."

                  n. By deleting from the first sentence of the last paragraph of renumbered Section 1.10 of the Letter Agreement the words "this ss.1.8" and by substituting in their stead the following:

                  "this ss.1.10"

                  o. By deleting in their entireties the fourth and fifth sentences of Subsection 2.1(a) of the Letter Agreement and by inserting in their stead the following:

                  "The Borrower has no Subsidiaries, other than an English Subsidiary which is wholly-owned by the Borrower."

                  p. By deleting from clause (iii) of Section 3.6 of the Letter Agreement the words "compliance with ss.ss.3.7-3.10" and by substituting in their stead the following:

                  "compliance with ss.ss.3.7-3.11"

                  q. By deleting in its entirety the last sentence of Section
3.10 of the Letter Agreement and by substituting in its stead the following:

                  "The Borrower will achieve Net Income of at least $1,000,000 for each fiscal year, commencing with its results for the fiscal year ended December 31, 1994."

                  r. By renumbering Section 3.11 of the Letter Agreement so that it will be known as "Section 3.12".

                  s. By inserting into the Letter Agreement, immediately following Section 3.10 thereof, the following:

                  "3.11 Debt Service Coverage Ratio. The Borrower will maintain, for the rolling 12- month period ending on each Determination Date, a Debt Service Coverage Ratio of not less than 1.75 to
                  1. As used herein, the following terms have the following respective meanings: 'Determination Date' means the last day of each fiscal quarter of the Borrower, commencing with March 31, 1995. 'Debt Service Coverage Ratio' means the ratio of (x) Adjusted EBITDA of the Borrower for the 12-month period ending on any Determination Date to (y) the sum or (i) all interest on Indebtedness paid or accrued by the Borrower during or in respect of such 12- month period ending on such Determination Date, plus (ii) all taxes paid or payable by the Borrower during or in respect of such 12- month period (not including for this purpose any deferred taxes accrued but not actually currently paid or payable), plus (iii) all current maturities of long-term debt of the Borrower outstanding as at such Determination Date. 'Adjusted EBITDA' for any period means the Borrower's EBITDA for such period minus the amount representing software capitalized by the Borrower during such period. As used herein, the Borrower's 'EBITDA' for any period shall be equal to the sum of: (i) the Net Income (or Net Loss, as the case may be, with any such Net Loss being expressed as a negative number) of the Borrower for such period, plus (ii) the amount of the provision for depreciation and/or amortization actually deducted on the books of the Borrower for the purpose of computing such Net Income (or Net Loss, as the case may be) for the period involved, plus (iii) all federal and state income taxes (but not ad valorem property taxes, sales taxes or taxes in the nature of an excise) expensed by the Borrower on its income statement with respect to such period, plus (iv) all interest on any Indebtedness paid or accrued during such period and actually deducted on the books of the Borrower for the purposes of computing such Net Income (or Net Loss, as the case may be) for the period involved."

                  t. By deleting from renumbered Section 3.12 of the Letter Agreement, in each of the three places where same appear, the words "this ss.3.11" and by substituting in their stead, in each such place, the following:

                  "this ss.3.12"

                  u. By inserting into clause (c) of Section 5.1 of the Letter Agreement, immediately after the words "3.9 or 3.10" the following:

                  "or 3.11"

                  v. By deleting from clause (b) of Section 5.2 of the Letter Agreement the word "facility" and by substituting in its stead the following:

                  "facilities"

                  w. By deleting from Section 6.2 of the Letter Agreement, in each place where same appear, the words "the Term Loans" and by substituting in their stead, in each such place, the following:

                  "any Term Loan"

                  x. By deleting in its entirety Section 6.3 of the Letter Agreement and by substituting in its stead the following:

                  "6.3. Facility Fees. With respect to the Facility One Term Loans the Borrower has paid to the Bank non-refundable facility fees in an aggregate amount of $10,000. With respect to the Facility Two Term Loans, the Borrower will pay to the Bank a facility fee in the amount of $20,000, payable in four non-refundable installments of $5,000 each, the first such installment being payable on May 5, 1995 and the three subsequent installments of $5,000 each being due on each of June 30, 1995, September 30, 1995 and December 31, 1995. If the within-described facility for Facility Two Term Loans is terminated prior to December 31, 1995 for any reason (whether a termination by the Bank under ss.5.2 due to the Borrower's default or a voluntary termination by the Borrower under ss.6.7), the Borrower will forthwith upon such termination pay to the Bank an amount equal to the sum of each of the aforesaid $5,000 installments which has not been paid as at the date of such termination. The Borrower will also pay to the Bank, in respect of the revolving loan facility established by this letter agreement, a non-refundable quarterly facility fee equal to $2,343.75 per calendar quarter, such fee being payable in advance on the first day of each calendar quarter and being appropriately prorated for any partial calendar quarter. If the within-described revolving loan facility is terminated prior to the Expiration Date for any reason (whether a termination by the Bank under ss.5.2 due to the Borrower's default or a voluntary termination by the Borrower under ss.6.7), the Borrower will forthwith upon such termination pay to the Bank all facility fees which would have become payable pursuant to the immediately preceding sentence through and including the Expiration Date had no such termination occurred. The fees described in this Section are in addition to any balances and fees required by the Bank or any of its affiliates in connection with any other services made available to the Borrower."

                  y. By deleting from the last sentence of ss.6.7 of the Letter Agreement the words "the sum described in the third sentence of ss.6.3" and by substituting in their stead the following:

                  "each of the amounts described in the third sentence and the fifth sentence of ss.6.3"

                  z. By deleting in its entirety the definition of "Expiration Date" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

                  "'Expiration Date' - June 1, 1996, unless extended by the Bank, which extension may be given or withheld by the Bank in its sole discretion."

                  aa. By adding to the definition of "Qualifying Equipment" appearing in Section 7.1 of the Letter Agreement, at the end of such definition, the following:

                  "In addition, for the purposes of the Facility Two Term Loans, no item of equipment will be deemed 'Qualifying Equipment' unless purchased by the Borrower within the 90 days preceding the making of the Facility Two Term Loan which funds such item of equipment, except that any Facility Two Term Loan made prior to June 30, 1995 may include equipment purchased at any time after September 30, 1994."

                  bb. By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Tangible Net Worth", the following:

                  "'Term Loans' - Collectively, each of the
                  Facility One Term Loans and Facility Two Term
                  Loans.

                  'Term Notes' - Collectively, each of the
                  Facility One Term Notes and the Facility Two
                  Term Notes."

                  cc. By adding to the Letter Agreement, as an exhibit thereto,
Item 1.6 of the Disclosure Schedule attached to the Letter Agreement in the form attached hereto as Item 1.6.

         3.      Each of the Facility One Term Notes is hereby amended:

                  a. By deleting from the fifth grammatical paragraph of each Facility One Term Note, in both places where same appear, the words "the Term Loan" and by substituting in their stead, in both such places, the following:

                  "the Facility One Term Loan"

                  b. By deleting from the seventh grammatical paragraph of each Facility One Term Note the words "the Term Notes" and by substituting in their stead the following:

                  "the Facility One Term Notes"

         4. The Security Agreement is hereby amended, effective as of the date hereof:

                  a. By providing that the terms "Term Note" and "Term Notes", as used in the Security Agreement, will be deemed to refer, collectively, to the Facility One Term Notes and the Facility Two Term Notes (each as defined in the Letter Agreement, as amended by this Agreement).

                  b. By providing that the terms "Term Loan" and "Term Loans", as used in the Security Agreement, will be deemed to refer, collectively, to the Facility One Term Loans and the Facility Two Term Loans (each as defined in the Letter Agreement, as amended by this Agreement). As a result, the "Obligations" secured by the Security Agreement include both the Facility One Term Loans and the Facility Two Term Loans.

         5. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

         6. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the 1995 Revolving Note, in substitution for the 1993 Revolving Note. The 1995 Revolving
Note is a $2,500,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to the "Revolving Note", from and after the date hereof same will be deemed to refer to the 1995 Revolving Note.

         7. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants to the Bank as follows:

                  a. The Execution, delivery and performance of this Agreement and the 1995 Revolving Note have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or assets of the Borrower (except liens in favor of the Bank). Further, the Facility Two Term Notes to be delivered hereafter under Section 1.6 of the Letter Agreement (as amended hereby) have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and (when issued) will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or assets of the Borrower (except liens in favor of the Bank).

                  b. The Borrower has duly executed and delivered to the Bank each of this Agreement and the 1995 Revolving Note.

                  c. Each of this Agreement and the 1995 Revolving Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms. When executed and delivered in accordance with Section 1.6 of the Letter Agreement (as amended hereby), each of the Facility Two Term Notes will be the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  d. The statements, representations and warranties made in the Letter Agreement continue to be correct as of the date hereof, except as supplemented and/or modified on the attached supplemental disclosure schedule.

                  e. The covenants and agreements of the Borrower contained in the Letter Agreement (as amended hereby) and/or in the Security Agreement have been complied with on and as of the date hereof.

                  f. No event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

                  g. No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the financial statements of the Borrower as at December 31, 1994.

         8.      Except as expressly affected hereby, the Letter
Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

         9. Except as expressly set forth above, nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

         Executed, as an instrument under seal, as of the day and year first above written.


                                              PEGASYSTEMS INC.



                                              By Ira Vishner
                                                 ------------------------------
                                                 Its Treasurer



                                               FLEET BANK OF MASSACHUSETTS, N.A.



                                               By Thomas M. Davis
                                                 ------------------------------
                                                 Its Vice President

                        SUPPLEMENTAL DISCLOSURE SCHEDULE

Item 2.1(a): Additional United States jurisdictions in which Borrower is qualified
         Texas
         Illinois

Item 2.1(b):  Stock ownership
         The outstanding capital stock of the Borrower is owned by the shareholders identified below:

Joseph Friscia                         18,000 shares
Kenneth Olson                         150,000 shares
Richard Smith                          12,000 shares
Alan Trefler                        7,500,000 shares
Ira Vishner                           150,000 shares


Item 2.1(e):  Litigation
         No litigation of the nature described in Item 2.1(e)

Item 2.1(i):  Location of Assets
         With the exception of small amounts of computer equipment located in the homes of several employees of Borrower, all assets are located in Borrower's offices in Massachusetts, New York, California, Texas and Illinois, and in the offices of Borrower's wholly-owned subsidiary in Reading, England. Addresses and landlords follow:
         101 Main Street, Cambridge, MA  02142
         Landlord:                  Riverfront Office Park Joint Venture
                                    c/o Codman Management Company, Inc.
                                    One Main Street
                                    Cambridge, MA  02142

         3 New York Plaza, New York, NY  10004
         Landlord:                  Pamela Equities Corp.
                                    475 Park Avenue South
                                    New York, NY  10016

         50 Fremont Street, San Francisco, CA  94105
         Landlord:                  The Shorenstein Company
                                    555 California Street
                             San Francisco, CA 94104

         9003 Airport Freeway, Ft. Worth, TX  76180
         Landlord:                  Execusuites
                                    9003 Airport Freeway
                                    Ft. Worth, TX  76180

         Three First National Plaza, Chicago, IL  60602
         Landlord:                  HQ Rolling Meadows
                                    1600 Golf Road
                            Rolling Meadows, IL 60008

         The Atrium Court, Apex Plaza, Reading, Bershire RG1 1AX, England
         Landlord:                  Harvard (Total Office Facilities) plc
                            Richard House, Bath Road
                                    Speen, Newbury, Bershire, RG13 1QY England